BEVERLY ENTERPRISES, INC.
                              EBITDA Reconciliation
                          Year Ended December 31, 2003
                    (In thousands, except per share amounts)



Revenues                                                            $ 1,996,981
Costs and expenses:
        Wages and related                                             1,189,177
        Provision for insurance and related items                       126,690
        Other operating and administrative                              529,920
        Special charge and adjustment related to
        California investigation settlement                                (925)
        Asset impairments, workforce reductions
        and other unusual items                                           5,596
        Net gains on dispositions                                          (422)
                                                                  --------------
             Total costs and expenses                                 1,850,036
                                                                  --------------
Adjusted EBITDA (Continuing operations)                                 146,945
     Other income (expenses):
        Depreciation and amortization                                   (59,878)
        Interest expense                                                (63,904)
        Costs related to early extinguishments
        of debt                                                          (6,634)
        Interest income                                                   5,365
        Gains on sales of equity investments                              6,686
                                                                  --------------
              Total other expenses, net                                (118,365)
                                                                  --------------
Income (loss) before provision for income taxes
        and discontinued operations                                      28,580
Provision for income taxes                                                5,111
                                                                  --------------
Income (loss) before discontinued operations                             23,469
Discontinued operations, net of taxes: 2003 - $3,336                     56,999
                                                                  --------------
Net income (loss)                                                      $ 80,468
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Net income (loss) per share of common stock:
    Basic and diluted:
        Before discontinued operations                                   $ 0.22
        Discontinued operations, net of taxes                              0.53
                                                                  --------------
        Net income (loss) per share of common stock                      $ 0.75
                                                                  ==============
        Shares used to compute basic net income
        (loss) per share                                                106,582
                                                                  ==============
        Shares used to compute diluted net income
        (loss) per share                                                106,920
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